Exhibit 10.3

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is entered into as of November 4, 2022, between FAE HOLDINGS 411519R, LLC, a New York limited liability company (“Seller”), and 355 TECHNOLOGY DRIVE OWNER LLC, a Delaware limited liability company (“Purchaser”).

BACKGROUND:

A.    Seller and Purchaser entered into an Agreement of Purchase and Sale dated September 21, 2022, as amended by the First Amendment to Agreement of Purchase and Sale dated October 14, 2022 (collectively, the “Agreement”), for the purchase and sale of certain property located at 355 South Technology Avenue, Central Islip, New York, as more particularly described in the Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

B.    Seller and Purchaser desire to amend the Agreement on the terms set forth below.

AGREEMENTS:

1.    Due Diligence. Notwithstanding anything in the Agreement to the contrary, Section 5.1 of the Agreement is hereby further modified to extend the expiration of the Diligence Period to 5:00 pm Eastern Time on November 4, 2022.

2.    Ratification; Governing Law. Seller and Purchaser hereby ratify the terms of the Agreement and acknowledge that, except as herein modified, the Agreement is in full force and effect. If any inconsistency exists or arises between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be governed by the laws of the state in which the Property is located.

3.    Counterparts; Delivery. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[Signatures Follow]

Executed as of the date first written above.

PURCHASER:	355 TECHNOLOGY DRIVE OWNER LLC, a Delaware limited liability company

	By:	/s/ Ron J. Hoyl
	Name:	Ron J. Hoyl
	Title:	Vice President

SELLER:	FAE HOLDINGS 411519R, LLC, a New York limited liability company

	By:	/s/ Emmanuel Lakios
	Name:	Emmanuel Lakios
	Title:	President & CEO

Signature Page –

Second Amendment to Agreement of Purchase and Sale

Purchase and Sale